Exhibit 99.1

Anvia Holdings Corporation acquires respected Australian Accounting Practice, Jamiesons Accounting Pty Ltd

GLENDALE, CA / Globenewswire/ November 29, 2018 / Anvia Holdings Corporation (OTCQB: ANVV) (the “Company” or “Anvia Holdings”) today announced that it has executed an agreement to acquire 51% of the issued and outstanding shares of Jamiesons Accounting Pty Ltd, an Australian accounting practice, trading under the brand name Jamiesons, Chartered Accountants (“Jamiesons Accounting”).

Under the agreement Anvia Holdings through its fully owned subsidiary Anvia (Australia) Pty Ltd shall acquire 51% of Jamiesons Accounting Pty Ltd outstanding shares for AU $ 952,166 (about US$688,787). Anvia shall issue 688,787 shares of Anvia Holdings based on share price on the closing date of 29 November 2018. Anvia shall complete the historical audit and consolidate the revenues of the Jamiesons Accounting within 71 days of 8K being filed with U.S Securities and Exchange Commission.

Gary Cooper, Managing Director of Jamiesons Accounting Pty Ltd said “I am pleased to be associated with Anvia Holdings. We can now grow our business by offering professional services to current Anvia clients whilst strengthening the internal controls and compliance of the Anvia Holdings group of companies.”

Anvia (Australia) Pty Ltd, Chief Executive Officer, James Kennetts, added “acquisition of Jamiesons Accounting after the acquisition of The Franchise Culture and Egnatium last month further consolidates our corporate services portfolio. Our customers can now get accounting services as part of our offerings and we can improve the quality of our deliverables since financial analysis is a critical component of our service deliverables.”

About Jamiesons Accounting Pty Ltd

Jamiesons Accounting Pty Ltd is an Australian chartered accounting firm established in 2002 and managed by Gary Cooper since 2010. The company provides a range of financial services to consumers across Australia and has numerous International clients who operate in Australia.

As a public practice registered under the Chartered Accountants in Australia and New Zealand, the company serves more than 1500 individuals, small and medium companies, trusts and superannuation funds. Services offered include accounting, auditing, bookkeeping, company formation, structuring and business planning, tax consulting, tax filing, corporate advisory services and financial planning services.

Jamiesons Accounting aspires to be a global player in financial services and accounting to help consumers and businesses improve the quality of life and business performance through accurate and reliable financial reporting. Additional information can be found at http://www.jamiesons.net.au

About Anvia Holdings Corporation

Anvia Holdings Corporation is a global technology and education services company that currently owns a number or proprietary software, mobile applications and educational platforms allowing individuals and organizations to acquire formal qualifications or personal and leadership development through its platforms. Anvia Holdings Corporation trades on the OTCQB under the symbol ANVV.

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933, are subject to Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbors created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and other results and further events could differ materially from those anticipated in such statements. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.

SOURCE: Anvia Holdings Corporation

For further information, please visit www.anviaholdings.com

Contact: support@anviaholdings.com

Phone: 323 713 3244